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                                                                 Exhibit 10.12

                               FIRST AMENDMENT TO LEASE



     This First Amendment to Lease, made and entered into this 20th day of October 1997, by and between Amalgamated Trust & Savings Bank, as Trustee under Trust No. 5261 ("Lessor") and JAMtv Corporation, a Delaware corporation, ("Lessee").


                                       RECITALS

     WHEREAS, Lessor and Lessee entered into a certain Lease dated May 29, 1997, (hereinafter referred to as the "Lease") for certain premises identified as Suite 560, consisting thereunder of approximately 9,622 rentable square feet as outlined on Attachment "A-1" to the Lease, located on the Fifth Floor of the Building located at 640 North LaSalle Street, Chicago, Illinois (sometimes referred to therein as the "Premises"); and

     WHEREAS, Lessor and Lessee now desire to modify the Lease and certain particulars.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. AREA OF PREMISES. As of the Effective Date, as defined herein, Lessee's Premises shall include an additional 2,433 rentable square feet on the Fifth Floor of the Building, as cross hatched and outlined in Attachment "1A-1" attached hereto and made a part of this First Amendment to Lease.

     Specifically, the opening paragraph on Page 1 of the Lease shall be amended as follows: after the words, "consisting of approximately" delete "9,622 rentable square feet (as outlined in Attachment "A-1" attached hereto and made a part of this Lease) at:" and substitute in its place, "12,055 rentable square feet (as outlined in Attachment "1A-1" attached hereto and made a part of this First Amendment to Lease) at:"

     2. BASE RENT. As of the Effective Date, as later defined herein, the first sentence of Paragraph 1 of the Lease, "Base Rent" is hereby deleted with the following inserted in its place:

          "1. BASE RENT. Lessee shall pay to Lessor at the office of Lessor or at such other place as Lessor may designate, the annual base rent as follows:


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
              Term                     Annual Base         Monthly Base
              ----                        Rent                 Rent
                                          ----                 ----
          06/01/97 - Effective Date     $153,952.           $12,829.33
          Effective Date - 05/31/98     $192,880.           $16,073.33
          06/01/98 - 05/31/99           $198,666.           $16,555.00
          06/01/99 - 05/31/00           $204,626            $17,052.17
          06/01/00 - 05/31/01           $210,765            $17,563.75
          06/01/01 - 05/31/02           $217,088            $18,090.67

          which shall be paid and due in equal monthly installments, each in advance on the first day of each and every calendar month during the Term and at the then current rate for fractions of a month if the Term shall commence or be terminated on any day other than the last day of any month."

     3. RENT ADJUSTMENT. As of the Effective Date, Paragraph 19(a) "Rent Adjustment" is hereby modified as follows:

          Delete all of Paragraph 19(a) after the words, "Adjusted Rent," as follows:" and insert therein the following:

          "The rental for each calendar year or fraction thereof after the Base Year shall be increased or decreased for the following periods by the following percentage:

               06/01/97 - Effective Date          4.613%
               Effective Date - 05/31/02          5.780%

          of said increase or decrease in said Operating Expenses for the calendar year immediately ended, provided, however, that in the event of a decrease the reduction in the Adjusted Rent may never result in a rent lower than the stipulated Base Rent as set forth in this Lease."


     4. ADDITIONAL RENT. Paragraph 20 "Additional Rent" of the Lease shall be amended as follows: wherever the term Base Rent is referred to or an amount representing the Base Rent, such Base Rent shall mean, as of the Effective Date, that amount as provided by Paragraph 2 of this First Amendment to Lease. The computation of the Additional Rent shall be made in accordance with the terms as originally provided in Paragraph 20 of the Lease, except as specifically provided herein.

     5. CONDITION OF PREMISES. Anything in this First Amendment to Lease and the Lease to the contrary notwithstanding, it is understood and agreed between the Lessor and Lessee that the Premises cross hatched in Attachment "1A-1" to this First Amendment to Lease are being

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delivered by Lessor to Lessee in the condition as described on the
Workletter, attached hereto and made a part hereof.

     6. EFFECTIVE DATE. This First Amendment to Lease shall be effective as of November 1, 1997 (herein sometimes referred to as the "Effective Date").

     7. CONFIRMATION OF LEASE. Lessee confirms and certifies that the Lease as amended is in full force and effect and has not been modified (except as set forth herein): the Term of the Lease expires on May 31, 2002; that Lessor is not in default under the Lease; and on this date there are no existing defenses or offsets which Lessee has against the enforcement of this Lease by Lessor.

     8. EFFECTIVENESS OF LEASE. Except as expressly provided herein, nothing in this First Amendment to Lease shall be deemed to waive or modify any of the provisions of the Lease, or any amendment or addendum thereto. In the event of any conflict between the Lease and this First Amendment to Lease, this First Amendment to Lease shall prevail.

     9. SUCCESSORS AND ASSIGNS. This First Amendment to Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

     10. COUNTERPARTS. This First Amendment to Lease may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same agreement.




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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the day and year first written above.

                                   LESSOR:

                                   MAC MANAGEMENT CO., INC., as
                                   agent for the holder of the
                                   beneficial interest under
                                   Amalgamated Trust & Savings
                                   Bank, not individually, but as
                                   Trustee under Trust No. 5261


                                   By /s/ Lessor
                                      ---------------------------
                                      Its _______________________
ATTEST:


By /s/ Lessor
   ------------------------
   Its ______ Secretary
                                   LESSEE:

                                   JAMtv Corporation, a Delaware corporation


                                   By  /s/ Company
                                      ---------------------------
                                      Its _______________________

ATTEST:


By /s/ Company
   ----------------------
   Its ______ Secretary







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STATE OF ILLINOIS  )
                   )  SS
COUNTY OF COOK     )

     I, /s/ Notary, a Notary Public in and for said County in the State aforesaid, do hereby certify that /s/ Company, an Officer of JAMtv Corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act.

     Given under my hand and notarial seal this _______ day of _______________, 199__.

                             /s/
                           -------------------
                              Notary Public


                My commission expires: ____________________




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